                                                                   Exhibit 10.17

                              Marketing Agreement
                                    Between
                              Docent, Incorporated
                                      And
                      Harvard Business School Publishing

Harvard Business School Publishing has reviewed the Docent platform sufficiently to make the preliminary judgment that this is the platform on which we would like to launch HBS Publishing's initial courses. Additionally we would like to see Docent become the platform of choice for all HBS external e-learning offerings and, at a third level, to become the platform for the standard-setting management vertical portal ("Vortal") which HBS is organizing.

1.)   Harvard staff commitments

We would commit at least the following resources and activities: The following executives within HBSP will work intensively over the next three months with the Docent team on identifying improvement areas:

 .  PlatformDirector (being hired now),
 .  Jon Levy (VP, e-Learning Programs), and
 .  Judy Uhl (VP, Higher Education).

They would be assisted by technicians from our IT and Production Departments, and from the Education Division -- e.g., network administration, content retrieval and workflow manager, database administrator.

One of these three would become a member of Docent's product Advisory Board. As you know, Jon Levy in particular is an early pioneer in the design and delivery of e-learning offerings, and founded the office of Distance Learning at Cornell, and is a recognized industry expert; for more information on his background, pls visit:

http://www.people.cornell.edu/pages/jl63/
-----------------------------------------

2.)   Docent Platform customization

Initial strategy meetings:

We would propose at least one - perhaps several - joint working sessions over the next three months (and then after release of 5.0) with our colleagues at HBS Executive Education, Baker Library/Information Resource Center and HBS IT, both to share experience and features requirements of our HBS collaborative learning platform, content management, and to specify interoperability requirements.

                                                                 [initials here]

#### CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE COMMISSION

We would invite Docent and arrange sessions to meet with members of our Development Partners Group, either in formal sessions (held twice per year) or in one-on-one environments.

Following the #####, we would propose repeating the intensive process outlined in the first step

Our understanding is that Docent is currently in #####, and will be #####over the next #####. Docent will then #####within #####. #####.

The Platform

As currently configured - and subject to the level of both knowledge and ignorance which we possess as to the capabilities planned already - the Docent platform would require in our view significant additions to its design and functionality at each level. HBSP is prepared to offer a committed set of internal HBSP resources and exclusive access to its own research and conclusions on pedagogical and platform requirements, addressing such topics as:


            Dynamic assembly of ##### for ##### users


            Dynamic linking of ##### and ##### with #####


            Context - sensitive ##### of #####, and ##### among content


            Assessment and evaluation ##### to #####


            Creation of a ##### for completion of ####, which includes ####


            #####  Standards for mapping content


            Richer Collaborative tools based on ##### (drawing on ##### case method heritage)


            Integration ##### into an overall course - e.g., #####


            Better integration of courses developed outside the ##### environment

            Dynamic assembly of #####


                                                                 [initials here]



#####CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE COMMISSION

            Increased robustness of the ##### currently platform supports ##### assessments, not ##### assessments.


     More seamless, standard integration of #####, including #####, ##### #####, etc.

     Development of features / capabilities needed for #####


     Enhancement of database capability for enterprise assessment of a groups of learners

Please note that while these are topics which we think merit material enhancement, we are not aware of all that Docent may already have planned and, at the same time, there very likely are additional areas we identify whom functionality will need to be created or enhanced.

Please note as well that while we can explicitly commit to our provision of design and IT resources, we would anticipate as well arranging contributions from our key outside clientele (HBSP has a five-year old consortium of 25+ corporations which comprise our "Development Partners Group"), our third-party developers (e.g., Cognitive Arts and VIS), and from our colleagues directly within HBS, both in the faculty and in the administrative functions, such as Executive Education and IT.

Finally, we would note that HBS is by its very nature obliged to express an unusually thoughtful and forward thinking point of view on e-learning, and to set standards that over time are adopted by others. This was the case with the "case method" for business education, and we aim, with those we work with, to set it for e-learning.

3.)   Marketing activities:

While HBS has restrictive policies on outright endorsements, we would participate in joint press releases, and joint presentations in conferences, standards setting forums, open houses, etc. Any mention of Harvard Business School Publishing, or use of the HBSP marks, must be reviewed and approved by HBSP in writing before use.

                                                   [initials here]


Equity Participation: In recognition of the strategic nature of this relationship between our two companies, Docent will offer equity participation to Harvard Business School Publishing in the form of warrants against our stock in the following amount to be exercised within twelve (12) months from the Effective Date of this Agreement. This equity participation is being given in part to provide Harvard Business School with an incentive to help Docent succeed through equity participation.


 .  50.000 warrants for Series E Preferred Stock at $7.2 per share
                                                                 [initials here]


#####CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE COMMISSION

The exact form of #####is attached as Exhibit A to this Marketing Agreement.

4.)   General:

This agreement shall last indefinitely; however, either party may terminate this agreement for any or no reason upon thirty (30) days prior written notice. This agreement is governed by California law and is the entire agreement between the parties concerning its subject matter, superseding and replacing all prior oral or written understandings or agreements between the parties concerning this subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives on March 31, 2000.

The Effective Date of this Agreement shall be March 31, 2000.

Harvard Business School Publishing    Docent, Inc.


By /s/ #####                          By /s/ Dave Ellett
   -------------------------             -----------------------

Name #####                            Name Dave Ellett
          ------------------               ---------------------

Title #####                           Title President/CEO
           -----------------                --------------------

Date: 3/31/00                         Date: 3/31/00
      ----------------------                --------------------



#####CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE COMMISSION

                                                                    No. PEW-(CD)

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                    WARRANT TO PURCHASE  UP TO 50,000 SHARES
                       OF CONVERTIBLE PREFERRED STOCK OF
                                  DOCENT, INC.
                   (Void after 5:00 p.m. on  March 31, 2001)

  This Warrant is granted to Harvard Business School Publishing, a Massachusetts ___________________ with a place of business at
____________________________________ __________________, MA ("Grantee") by
Docent, Inc. with its principal office at 2444 Charleston Road, Mountain View, CA 94043 (the "Company"), a Delaware corporation.

  Subject to the provisions hereinafter set forth, Grantee or its assigns (collectively, "Holder"), for value received, is entitled to purchase from the Company a maximum of fifty thousand (50,000) shares of the Series E Convertible Preferred Stock ("Series E Preferred") of the Company ("Exercise Shares") at the purchase price per share that is equal to $7.52 per share ("Exercise Price").

  This warrant ("Warrant") may be exercised, at Holder's sole discretion, from March 31, 2000 (the "Date of Grant") until 5:00 p.m. on March 31, 2001 (the "Expiration Date"). This Warrant may be exercised from time to time and in whole or in part upon surrender to the Company at its principal office (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the Form of Subscription (attached hereto as Exhibit A) duly filled in and signed. Upon exercise of this Warrant, Holder shall have the same rights, preferences and privileges, as set forth in the Company's Amended and Restated Certificate of Incorporation, as holders of the Series E Preferred, as the case may be, and as set forth in the preceding paragraph, that Holder has purchased. Prior to such exercise, the Exercise Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 4 of this Warrant.

  This Warrant is being granted to Grantee by Docent in recognition of the Marketing Agreement they are concurrently entering into in part in order to give Grantee an incentive to help make Docent successful by allowing Grantee to share in Docent's success through equity appreciation.

  This Warrant is subject to the following terms and conditions:

  1. Exercise; Issuance of Certificates; Payment for Shares. This Warrant is exercisable at the option of Holder, at any time and from time to time, up to the Expiration Date, for all or any part of the shares of Series E Preferred (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Series E Preferred purchased under this Warrant shall be deemed to be issued to Holder as the record owner of such shares as of the close of business on the date (the "Exercise Date") on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and the applicable payment made for such shares. Certificates for the shares of Series E Preferred so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to Holder within a reasonable time. Each stock certificate so delivered shall be in such denominations of Series E Preferred as may be requested by Holder and shall be registered in the name of such Holder or, subject to Section 8, each Holder's designee.

  2. Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Exercise Shares is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Series E Preferred computed using the following formula:

         X = Y (A-B)
             -------
               A

         Where      X =  the number of shares of Exercise Shares to be
                         issued to the Holder

                    Y = the number of shares of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                    A = the fair market value of one share of the Company's Exercise Shares on the Exercise Date

                    B = Exercise Price (as adjusted to the date of such calculation)

     For purposes of the above calculation, the fair market value of one share of Exercise Shares shall be determined by the Company's Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section (A) after the Company's initial public offering, the fair market value on the Exercise Date shall be the closing price of the Company's Common Stock on the market on which it is traded and (B) on the date of the Company's initial public offering and the notice of exercise was received prior to such date with a specification that such exercise be effective upon the initial public offering, then the fair market value of one share of Exercise Share shall be the per share offering price to the public of the Company's initial public offering. Thus, if this Warrant is exercised in connection with the Company's initial public offering of its Common Stock as provided in (B) above, the fair market value per share of Exercise Shares shall be the product of (i) the per share offering price to the public of the Company's initial public offering and (ii) the number of shares of Common Stock into which each share of Series E Preferred is then convertible at the time of such exercise.

  3. Shares to Be Fully Paid. The Company covenants and agrees that all shares of Series E Preferred that may be issued upon the exercise of this Warrant shall, upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company shall take all such action as may be necessary to assure that such shares of Series E Preferred may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Series E Preferred may be listed; provided however, that the Company shall not be required to effect a registration under federal or state securities laws with respect to such exercise. The Company shall not take any action that would result in any adjustment of the Exercise Price or number of shares purchasable hereunder (as set forth in Section 4 hereof) (i) if the total number of shares of Series E Preferred issuable after such action upon exercise of all outstanding options, rights and warrants, together with all shares of Series E Preferred then outstanding and all shares of Series E Preferred then issuable upon exercise of all options, rights and warrants and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Series E Preferred then authorized by the Company's Certificate of Incorporation, or (ii) if the total number of shares of Common Stock issuable after such action upon the conversion of all such shares of Series E Preferred, together with all shares of Common Stock then issuable upon exercise of all outstanding options, rights and warrants and upon the conversion of all such shares of Series E Preferred, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options, rights and warrants and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

  4. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

       4.1 Conversion of Preferred Stock. Should all of the Company's Preferred Stock be, or if outstanding would be, at any time prior to the expiration of this Warrant or any portion thereof, converted into shares of the Company's Common Stock in accordance with the Company's Certificate of Incorporation, then this Warrant shall become immediately exercisable for that number of shares of the Company's Common Stock equal to the number of shares of the Common Stock that would have been received if this Warrant had been exercised in full and the Series E Preferred received thereupon had been simultaneously converted immediately prior to such event, and the Exercise Price shall immediately be adjusted to equal the quotient obtained by dividing (i) the aggregate Exercise Price of the maximum number of shares of Series E Preferred for which this Warrant was exercisable immediately prior to such conversion, by (ii) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion. For purposes of the foregoing, the "Certificate of Incorporation" shall mean the

Certificate of Incorporation of the Company as amended and/or restated and effective immediately prior to the conversion of all of the Company's Preferred Stock. At the time of any such conversion of all of the Company's Preferred Stock, references herein to "Series E Preferred or Preferred Stock" shall be deemed to refer to the Company's Common Stock to the extent necessary to give appropriate meaning to the provisions hereof.

       4.2 Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale, lease or other transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of and as a condition to such reorganization, merger, consolidation, sale, lease or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to purchase and receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section. The foregoing provisions of this Section shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares, securities or other property deliverable after that event upon exercise of this Warrant.

       4.3 Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section. No adjustment shall be made pursuant to this Section, upon any conversion of the Preferred Stock which is the subject of this Section.

       4.4 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Upon each such split, subdivision or combination, Holder shall thereafter be entitled to purchase at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

       4.5 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock, other securities, property or rights or options to subscribe for or purchase or otherwise acquire any of the foregoing (other than cash) of the Company, by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock, other securities, property or rights or options to subscribe for or purchase or otherwise acquire any of the foregoing (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section.

       4.6 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall upon the written request at any time of Holder, furnish or cause to be furnished to Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

       4.7 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against impairment.

       4.8 Anti-Dilution Protection. Prior to exercise of this Warrant, Holder shall be entitled to the anti-dilution protection provided to the holders of Preferred Stock.

       5. Issue Tax. The issuance of certificates for shares of Series E Preferred upon the exercise of the Warrant shall be made without charge to Holder for any issue tax (other than any applicable income taxes) in respect thereof; provided however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder.

       6. Closing of Books. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Series E Preferred issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

       7. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon Holder the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by Holder to purchase shares of Series E Preferred, and no mere enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

       8. Warrants Transferable. Subject to compliance with applicable federal and state securities laws, the Company's Bylaws and provided that Holder does not transfer any interest in this Warrant to a competitor of the Company or entity affiliated with a competitor of the Company, this Warrant and all rights hereunder are transferable, in whole or in part, only with the written consent of the Company, which consent shall not be unreasonably withheld or delayed without charge to Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed. Each Holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that Holder, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company's option, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

       9. Lockup. In the event of the first underwritten public offering of any securities of the Company, the Company (or a representative of the underwriters) may require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Series E Preferred, Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty
(180) days) following the effective date of a registration statement of the Company filed under the Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Common Stock until the end of such period;

provided however, that such limitations under this section shall only exits if the officers and directors of the Company are subject to these same restrictions.

       10. Rights and Obligations Survive Exercise of Warrant. The rights and obligations of the Company and Holder set forth in Sections 8 and 9 herein, shall survive the exercise of this Warrant, in whole or in part.

       11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

       12. Notices. Any notice, request or other document required or permitted to be given or delivered to Holder or the Company shall be sent by facsimile or delivered or sent by certified mail, postage prepaid, to each such holder or to the address indicated on this Warrant or such other facsimile number or address as either may from time to time provide to the other and shall be effective three (3) business days after mailed via first-class mail, three (3) business days after mailed via registered or certified mail, return receipt requested, one (1) business day after mailed via overnight Express Mail, the day of transmission of a facsimile or upon delivery if delivered by hand or by messenger or courier delivery service.

       13. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the covenants and agreements of the Company hereunder shall inure to the benefit of the successors and assigns of Holder.

       14. Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California as such laws apply to agreements among California residents made and to be performed entirely within the State of California. Any legal action or other legal proceeding relating to this Warrant shall be brought or otherwise commenced in any state or federal court located in San Mateo, San Francisco or Santa Clara counties in the State of California. Each Holder of this Warrant (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in San Mateo, San Francisco or Santa Clara counties in the State of California in connection with any such legal proceeding; (ii) agrees that each state and federal court located in San Mateo, San Francisco or Santa Clara counties in the State of California shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in San Mateo, San Francisco or Santa Clara counties in the State of California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Warrant or the subject matter of this Warrant may not be enforced in or by such court

       15. Lost Warrants. The Company represents and warrants to Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

       16. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash based on the fair market value of the Series E Preferred on the date of exercise, as reasonably determined in good faith by the Board of Directors.

       17. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

       18. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

       19. SECURITIES LAW REPRESENATIONS. Grantee represents that Grantee is an accredited investor by virtue of having $5,000,000 in assets (or by virtue of being owned entirely by persons who have a net worth in excess of one million dollars or by persons who had for the past two years and expect to have this year individual income in excess of two hundred thousand dollars or combined income with their spouse in excess of three hundred thousand dollars). Grantee represents that Grantee is acquiring this Warrant, and would be acquiring any Exercise Shares, for Grantee's own account, for investment, and not to or for sale in connection with any distribution. Grantee understands that the Exercise Shares have not been registered under the Securities Act of 1933, as amended, or any state securities law and therefore cannot be resold unless they are so registered or unless an exemption from such registration is available. Grantee understands that any share certificate registering the Exercise Shares shall bear the legend contained at the top of page 1 of this Warrant Agreement. Grantee understands that the Exercise Shares comprise restricted securities for purposes of Rule 144 and as a result cannot be sold in the public market until at least one year after exercise. Grantee understands that the Company is under no duty to register the Exercise Shares. Grantee represents that the Grantee has had the opportunity to ask questions and receive answers concerning the terms and conditions of this offering and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expenses that is necessary to verify the accuracy of information furnished by the Company.

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

In Witness Whereof, the Company has caused this Warrant to be duly granted and executed this 31st day of March, 2000.


                                    Docent, Inc.
                                    a Delaware corporation



                                    --------------------------------------
                                    David R. Ellett
                                    President and Chief Executive Officer

                                    2444 Charleston Rd.
                                    Mountain View, CA  94043
                                    Fax: (650) 962-9411



Agreed to and accepted:


Harvard Business School Publishing

By:
----------------------------------

                                    Exhibit A

                                SUBSCRIPTION FORM


Date:  ____________,


Via Facsimile: (650) 962-9411

Docent, Inc.
2444 Charleston Rd.
Mountain View, CA  94043

Attn:  President

Ladies and Gentlemen:

     The undersigned hereby elects to exercise the warrant issued to it by Docent, Inc. (the "Company"), dated March 31, 2000, (the "Warrant") and to purchase thereunder __________________________ shares of the Preferred Stock of the Company (the "Shares") at a purchase price of _______________ per share (the "Purchase Price").

Pursuant to the terms of the Warrant, the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer. The undersigned certifies that the Warrant is exercisable at this time.

Very truly yours,



__________________________

By:
   _______________________

Print Name:
           _______________
Title:
      ____________________


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